QuickLinks -- Click here to rapidly navigate through this document

TERRA NITROGEN COMPANY, L.P.

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of Terra Nitrogen Company, L.P. (TNCLP) for the quarterly period ending June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, W. Anthony Will, President of Terra Nitrogen GP Inc., the general partner of TNCLP, hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

  1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TNCLP as of and for the periods covered in the Report.

/s/ W. ANTHONY WILL
 W. Anthony Will
 President and Chief Executive Officer,
Chairman of the Board of Terra Nitrogen GP Inc.,
general partner of Terra Nitrogen Company, L.P.
(Principal Executive Officer)

Dated: August 7, 2014

QuickLinks

TERRA NITROGEN COMPANY, L.P.
  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002